LIMITED POWER OF ATTORNEY

This Limited Power-of-Attorney (the "Statement") confirms that the undersigned,
H. Palmer Proctor, Jr. (the "Insider"), has authorized and designated, and hereby makes, constitutes and appoints, David B. Lotz, Linnette Ramirez, and Anthony M. Robinson, and each of them or either of them acting singly, and with full power of substitution and re- substitution, the Insider's true and lawful attorney-in-fact (each of the foregoing and their substitutes is referred to as an "Authorized Signer") with full power to act for the Insider and in the Insider's name, place and stead, in any and all capacities, to
(1)	prepare, execute, submit to and file with the Securities and Exchange
Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Insider to make electronic filings with the SEC of reports required or considered by the Authorized Signer to be advisable under Section 13 or Section
16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;
(2)	prepare, execute submit to and file with the SEC, Brown & Brown, Inc. (the
"Company"), and/or any national securities exchange on which the Company's securities are listed any and all reports (including any amendments thereto) the Insider is required to file with the SEC, or which the Authorized Signer considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 ("Rule 144"), with respect to the any security of the Company, including any and all Forms 3, 4 and 5 (including any amendments thereto) ; and
(3)	obtain, as the Insider's representative and on the Insider's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the Insider hereby authorizes any such third party to release any such information to the Authorized Signer.
The Insider acknowledges that: (a) this Statement authorizes, but does not require, the Authorized Signer to act in his or her discretion on information provided to such Authorized Signer without independent verification of such information; (b) any documents prepared or executed by the Authorized Signer on behalf of the Insider pursuant to this Statement will be in such form and will contain such information as the Authorized Signer, in his or her discretion, deems necessary or desirable; (c) neither the Company nor the Authorized Signer assumes any liability for the Insider's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the Insider for any failure to comply with such requirements, or any liability of the Insider for disgorgement of profits under Section 16(b) of the Exchange Act; and (d) this Statement does not relieve the Insider from responsibility for compliance with the Insider's obligations under Section 13 or
Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.
The Insider hereby grants to the Authorized Signer full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the Insider might or could do in person, hereby ratifying and confirming all that the Authorized Signer, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Statement.
The authority of the Authorized Signers under this Statement shall continue until the Insider is no longer required to file Forms 3, 4 and 5 or Schedules
13D or 13G or Forms 144 with regard to the Insider's ownership of, or transactions in, securities of the Company, unless earlier revoked by the Insider in writing delivered to the Authorized Signer. This Statement revokes all previous powers of attorney with respect to the subject matter of this Statement.
IN WITNESS WHEREOF, the Insider has executed this Statement as of the date set forth below.


Date: January 18, 2023
/s/ H. Palmer Proctor, Jr.